As filed with the Securities and Exchange Commission on April 5, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

GAN Limited

(Exact name of registrant as specified in its charter)

Bermuda	Not applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

400 Spectrum Center Drive, Suite 1900 Irvine, CA	92618
(Address of Principal Executive Offices)	Zip Code

2020 Equity Incentive Plan
(Full title of the plan)

Seamus McGill

Chief Executive Officer

GAN Limited

400 Spectrum Center Drive

Suite 1900

Irvine, CA 92618

(Name and address of agent for service)

(833) 565-0550

(Telephone number, including area code, of agent for service)

With a copy to:

Jeffrey Kuras

Honigman LLP

2290 First National Building

660 Woodward Avenue

Detroit, Michigan 48226-4506

(313) 465-7000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

EXPLANATORY NOTE AND GENERAL INSTRUCTION E

This Registration Statement on Form S-8 (this “Registration Statement”) is being filed by GAN Limited, a Bermuda exempted company limited by shares (“GAN,” “we,” “us,” or “our”) relating to 3,409,928 shares of its ordinary shares, par value $0.01 per share (the “ordinary shares”), issuable pursuant to the GAN Limited 2020 Equity Incentive Plan. The ordinary shares being registered hereunder is in addition to the (i) 4,400,000 ordinary shares registered on the GAN’s Form S-8 previously filed with the Securities and Exchange Commission (the “SEC”) on May 5, 2020 (Commission File No. 333-238017) and (ii) 1,465,414 ordinary shares registered on the GAN’s Form S-8 previously filed with the SEC on February 12, 2021 (Commission File No. 333-253102) (collectively, the “Prior Registration Statements”).

This Registration Statement relates to securities of the same class as that to which the Prior Registration Statements relate, and is submitted in accordance with General Instruction E to Form S-8 regarding the registration of additional securities. Pursuant to such instruction, the contents of the Prior Registration Statements are incorporated herein by reference and made part of this Registration Statement, except as amended hereby.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

Pursuant to General Instruction E to Form S-8, the contents of the Prior Registration Statements are incorporated by reference.

GAN hereby incorporates by reference into this Registration Statement the following documents previously filed with the SEC:

●	GAN’s Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC on March 13, 2024;

●	GAN’s Current Report on Form 8-K filed February 13, 2024;

●	The description of GAN’s securities registered pursuant to Section 12 of the Exchange Act contained in Exhibit 4.3 to GAN’s Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on April 15, 2022 including any amendments or reports filed for the purpose of updating such descriptions.

In addition, all documents subsequently filed by GAN pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, will be incorporated by reference into this Registration Statement from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

The following documents are filed as exhibits to this Registration Statement:

Exhibit	Description	Location
4.1	Memorandum of Association of GAN Limited	Exhibit 3.1 to the Form F-1 (File No. 333-237372) (filed with the SEC on April 17, 2020)
4.2	Bye-Laws of GAN Limited	Exhibit 3.2 to the Form F-1 (File No. 333-237372) (filed with the SEC on April 27, 2020)
4.3	GAN 2020 Equity Incentive Plan	Exhibit 4.3 to the Form S-8 (File No. 333-238017) (filed with the SEC on May 5, 2020)
4.3.1	2020 Equity Incentive Plan – Form of Restricted Stock Grant Agreement	Exhibit 10.2.1 to the Form F-1 (File No. 333-237372) (filed with the SEC on April 17, 2020)
4.3.2	2020 Equity Incentive Plan – Form of Nonstatutory Stock Option Agreement	Exhibit 10.2.2 to the Form F-1 (File No. 333-237372) (filed with the SEC on April 17, 2020)
4.3.3	2020 Equity Incentive Plan – Form of Incentive Stock Option Agreement	Exhibit 10.2.3 to the Form F-1 (File No. 333-237372) (filed with the SEC on April 17, 2020)
4.3.4	2020 Equity Incentive Plan – Form of Restricted Stock Unit Agreement	Exhibit 10.2.4 to the Form F-1 (File No. 333-237372) (filed with the SEC on April 17, 2020)
4.3.5	2020 Equity Incentive Plan U.K. Sub-Plan – Company Share Option Plan	Exhibit 4.3.5 to the Form S-8 (File No. 333-238017) (filed with the SEC on May 5, 2020)
4.3.6	2020 Equity Incentive Plan U.K. Sub-Plan – Company Share Plan Option Agreement	Exhibit 4.3.6 to the Form S-8 (File No. 333-238017) (filed with the SEC on May 5, 2020)
4.3.7	2020 Equity Incentive Plan U.K. Sub-Plan – Enterprise Management Incentive Plan Option Agreement	Exhibit 4.3.7 to the Form S-8 (File No. 333-238017) (filed with the SEC on May, 2020)
4.3.8	2020 Equity Incentive Plan U.K. Sub-Plan – Enterprise Management Incentive Plan (EMI)	Exhibit 4.3.8 to the Form S-8 (File No. 333-238017) (filed with the SEC on May 5, 2020)
5.1	Opinion of Walkers (Bermuda) Limited, Hamilton, Bermuda	Filed herewith
23.1	Consent of Grant Thornton, Independent Accountants	Filed herewith
23.3	Consent of Walkers (Bermuda) Limited, Hamilton, Bermuda	Included in Exhibit 5.1 filed herewith
24.1	Power of Attorney	Filed herewith
107	Filing Fee Table	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Irvine, California, on the 5th day of April 2024.

GAN LIMITED

By:	/s/ Seamus McGill
Name:	Seamus McGill
Title:	Chief Executive Officer and Director

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Seamus McGill or Brian Chang, or either of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her in any and all capacities, to sign any and all amendments to this Registration Statement, including post-effective amendments or any abbreviated registration statement and any amendments thereto filed pursuant to Rule 462(b) and Rule 462(e) and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, with full power to act alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Name and Signature	Title	Date

/s/ Seamus McGill	Chief Executive Officer and Director	April 5, 2024
Seamus McGill	(Principal Executive Officer)

/s/ Brian Chang	Interim Chief Financial Officer	April 5, 2024
Brian Chang	(Principal Financial and Accounting Officer)

/s/ David Goldberg	Chairman and Director	April 5, 2024
David Goldberg

/s/ David Ross	Director	April 5, 2024
David Ross

/s/ Susan Bracey	Director	April 5, 2024
Susan Bracey

/s/ Eric Green	Director	April 5, 2024
Eric Green

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